As filed with the Securities and Exchange Commission on May 28, 2008
                                                      Registration No. 333-06958
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                   TO FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

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                               STOLT-NIELSEN S.A.
             (Exact name of Registrant as specified in its charter)

                                   ----------

     Luxembourg                 Stolt-Nielsen S.A.                  N/A
  (State or other             c/o Stolt-Nielsen Ltd.         (I.R.S. Employer
  jurisdiction of)                 65 Kingsway              Identification No.)
  incorporation or               London WC2B 6TD
   organization                      ENGLAND
                    (Address of principal executive offices)

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                             1987 Stock Option Plan
                              (Full Title of Plan)

                                   ----------

                              Alan B. Winsor, Esq.
              Senior Vice President, Secretary and General Counsel
                               Stolt-Nielsen Inc.
                       8 Sound Shore Drive, P.O. Box 2300
                          Greenwich, Connecticut 06836
                      (Name, address and telephone number,
                   including area code, of agent for service)

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                                   Copies to:
                               Gregory Pryor, Esq.
                                White & Case LLP
                           1155 Avenue of the Americas
                            New York, New York 10036
                               Tel: (212) 819-8200
                               Fax: (212) 354-8113

                                   ----------

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                       DEREGISTRATION OF UNSOLD SECURITIES

     This Post-Effective Amendment No. 1 to Registration Statement on Form S-8 is being filed by Stolt-Nielsen S.A (the "Registrant") to deregister all securities remaining unsold under that certain Registration Statement on Form S-8 (File No. 333-06958), filed on May 23, 1997 with the Securities and Exchange Commission (the "Registration Statement"), of the Registrant registering 668,000 Class B Shares, no par value of the Registrant, issuable under the 1987 Stock Option Plan (the "Plan"). In March 2001, all of the Registrant's Class B Shares were reclassified as common shares, no par value of the Registrant (the "Common Shares") on a one-for-one basis.

     The Registrant intends to file a Form 15F to terminate the registration of its Common Shares under the Securities Exchange Act of 1934, as amended. The offering pursuant to the Registration Statement has been terminated. In accordance with the undertaking by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Registrant hereby removes from registration all Common Shares that were registered but unsold under the Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwalk, the State of Connecticut, on the 28th day of May, 2008.

                                                  STOLT-NIELSEN S.A.


                                                  By /s/ Niels G. Stolt-Nielsen
                                                     ---------------------------
                                                  Name:  Niels G. Stolt-Nielsen
                                                  Title: Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

           Signatures                      Title                     Date
----------------------------  ------------------------------  ------------------

/s/ Jacob Stolt-Nielsen
----------------------------
   (Jacob Stolt-Nielsen)          Chairman of the Board          May 28, 2008

/s/ Niels G. Stolt-Nielsen
----------------------------
  (Niels G. Stolt-Nielsen)       Chief Executive Officer         May 28, 2008
                              (Principal Executive Officer)
                                      and Director

/s/ Jan Chr. Engelhardtsen
----------------------------
  (Jan Chr. Engelhardtsen)       Chief Financial Officer         May 28, 2008
                                (Principal Financial and
                                   Accounting Officer)

/s/ Roelof Hendriks
----------------------------
     (Roelof Hendriks)                   Director                May 28, 2008

/s/ Hakan Larsson
----------------------------
      (Hakan Larsson)                    Director                May 28, 2008

/s/ Christer Olsson
----------------------------
     (Christer Olsson)                   Director                May 28, 2008

/s/ Jacob B. Stolt-Nielsen
----------------------------
  (Jacob B. Stolt-Nielsen)               Director                May 28, 2008

/s/ Christopher J. Wright
----------------------------
  (Christopher J. Wright)                Director                May 28, 2008


STOLT-NIELSEN INC.,
  its duly authorized representative
  in the United States


By: /s/ Alan B. Winsor
    --------------------------------
Name:  Alan B. Winsor
Title: Senior Vice President,
       Secretary and General Counsel